Exhibit 10.64

2002 OMNIBUS EMPLOYEE INCENTIVE PLAN

RIGHTS AGREEMENT

THIS RIGHTS AGREEMENT, dated as of «Grant Date» (the "Agreement"), is between MAXXAM INC., a Delaware corporation (the "Company"), and «FirstMiddle» «Last», an officer or employee of the Company and/or of one or more of its subsidiaries (the "Grantee").

The Section 162(m) Compensation Committee of the Company's Board of Directors (the "Committee") has determined that the objectives of the Company's 2002 Omnibus Employee Incentive Plan (the "Plan") will be furthered by granting to the Grantee certain rights pursuant to the Plan.

In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the Grantee agree as follows:

Section 1. Grant.

1.1          The Company hereby grants to the Grantee «Shares» non-qualified stock options (the "Options"), with such Options having tandem stock appreciation rights ("SARs"), in connection with the same number of shares of the Company's common stock, $.50 par value (the "Common Stock"). The Options and tandem SARs shall be collectively referred to hereinafter as the "Rights."

1.2          The appreciation base per share of Common Stock covered by the Rights is $«Price», which was the Fair Market Value per share of the Company's Common Stock on the date of this Agreement.

Section 2. Exercisability.

2.1          No portion of the Rights shall become exercisable prior to the first anniversary of the date of this Agreement.

2.2          The Rights shall become exercisable with respect to 20% of the Rights initially subject thereto on the first anniversary of the date of this Agreement, and with respect to an additional 20% of such Rights on each of the second, third, fourth and fifth anniversaries of the date of this Agreement, so that all of the Rights covered hereby shall become exercisable in full on such fifth anniversary.

2.3          The Rights may be partially exercised from time to time within the percentage limitations on exercisability set forth in Section 2.2 above.

2.4          The Rights shall expire and cease to be exercisable 10 years after the date of this Agreement, or on such earlier date as may be provided for herein or in accordance with the terms of the Plan.

2.5          The exercise of Options or SARs which comprise the Rights shall have the effect described in Plan Section 8.3.

Section 3.	Method of Exercise of Options.

3.1          The Option may be exercised only by the giving of written notice to the Company, which notice shall state the election to exercise the Option and the number of whole shares of Common Stock with respect to which the Option is being exercised. Such notice must be accompanied by payment of the full purchase price for the number of shares purchased. Such payment shall be made: (a) by certified or official bank check (or the equivalent thereof acceptable by the Company) for the full Option exercise price; or (b) with the consent of the Committee, by delivery of shares of the Company's Common Stock acquired at least six months prior to the Option exercise date and having a Fair Market Value (determined as of the exercise date) equal to all or part of the Option exercise price and a certified or official bank check (or the equivalent thereof acceptable by the Company) for any remaining portion of the full Option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe. Shares of Common Stock owned through employee benefit plans of the Company may be used to make purchase payments if no adverse tax consequences to either the Company or such plans would result.

3.2        The Company shall cause to be issued and delivered to the Grantee a certificate(s) representing the number of shares of Common Stock due to the Grantee upon exercise of any portion of the Option no later than fifteen (15) business days following exercise.

Section 4.	Method of Exercise of SARs.

4.1          The SARs may be exercised only by the giving of written notice to the Company, which notice shall state the election to exercise, the number of SARs being exercised and the effective date of the exercise, which date may not be prior to the date of such notice.

4.2          The payment for exercise of any portion of the SARs granted hereby shall be payable by the Company to the Grantee in cash, except that the Company may elect to satisfy such payment in shares of Common Stock or a combination of cash and Common Stock.

4.3          A Grantee may, at least 20 days prior to the expected exercise of any portion of the SARs granted hereby, but not more than once each calendar quarter, verbally request the Company to advise the Grantee of the form (cash, stock or both) of payment that the Company will make upon the expected exercise. In such event, the Company will verbally advise the Grantee of the form of payment (and the proportion of payment in cash and stock when both are to be made) prior to such exercise. The verbal request to the Company may be made to its President or the Chairman of the Committee, and the advice of form of payment by the Company shall be made by the above-identified person receiving the request of the Grantee.

4.4          The Company shall pay to the Grantee the amount due upon exercise of any portion of the SARs no later than fifteen (15) business days following any such exercise.

Section 5.	Notices.

Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Secretary of the Company, 1330 Post Oak Boulevard, Suite 2000, Houston, Texas 77056, or at such other address as the Company may hereafter designate to the Grantee by notice as provided herein. Any notice to be given to the Grantee hereunder shall be addressed to the Grantee at his work location or at the address set forth beneath the Grantee's signature hereto, or at such other address as the Grantee may hereafter designate to the Company by notice as provided herein. Notices hereunder shall be deemed to have been duly given when personally delivered or mailed by registered mail or certified mail to the party entitled to receive the same.

Section 6.	Plan Incorporated.

The rights and privileges of the Rights shall be subject to all the terms and provisions of the Plan, which are incorporated herein by reference and made a part hereof, including, without limitation, the provisions of Plan Section 5.4 (generally relating to adjustments to the number of shares of Common Stock relating to the Rights and to the appreciation base per share of Common Stock upon certain changes in capitalization). Any term defined in the Plan shall have the same meaning in this Agreement. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.

Section 7.	Termination of Employment.

7.1          If the employment of the Grantee shall terminate for any reason other than death, disability or retirement, any outstanding Rights granted hereby which are then exercisable shall terminate upon the expiration date of such Rights or three months after the date of termination of employment, whichever first occurs, except that, where termination of employment is for cause, all outstanding Rights granted hereby, whether or not then exercisable, shall terminate immediately upon termination of employment.

7.2          In the event the employment of the Grantee is terminated by reason of death, disability or retirement, any outstanding Rights granted hereby which are then exercisable may be exercised at any time, or from time to time, prior to the expiration date of such Rights or within twelve (12) months after the date of termination of employment, whichever first occurs.

Section 8.	Duplicate Originals.

This Agreement is being executed in duplicate originals so that each party may retain a signed original. Both original documents constitute a singular agreement.

Section 9.	Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in Plan Section 18.1 and in this Agreement, the heirs and personal representatives of the Grantee.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

MAXXAM INC.

By:     /s/Bernard L. Birkel

Bernard L. Birkel

Secretary

GRANTEE:

By:     /s/FirstMiddleLast

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